UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-29643
GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

May 12, 2009

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on June 23, 2009, at 3:30 p.m. central time.

        Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2009

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on June 23, 2009, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect five directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 29, 2009; and

  3.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on April 30, 2009, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer
Minneapolis, Minnesota May 12, 2009

i

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on June 23, 2009, beginning at 3:30 p.m. central time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about May 12, 2009.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on June 23, 2009

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are now furnishing our proxy materials on the Internet. "Proxy materials" means this proxy statement, our 2008 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at www.gcfb.net/proxy2009.

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote on the following items of business:

  1.
  The election of five directors for the ensuing year and until their successors shall be elected and duly qualified; and

  2.
  Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm ("independent auditors") for the fiscal year ending December 29, 2009.

        You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR election of each of the nominees for director (see Proposal 1); and

  •
  FOR ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 29, 2009 (see Proposal 2).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of April 30, 2009, the record date for the meeting, we had 16,197,849 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 30, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

        Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        Election of Directors.    Assuming the presence of a quorum, the five persons receiving the highest number of FOR votes will be elected as directors.

        Other Items.    For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

        In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

        Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement and FOR ratification of the appointment of independent auditors for the fiscal year ending December 29, 2009).

Who will count the proxy votes?

        Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Steve J. Wagenheim and James G. Gilbertson, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 30, 2009, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 16,197,849 shares outstanding as of April 30, 2009. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Common Stock(1)
Steven J. Wagenheim(2)	1,532,614	(3)	9.2%
Arthur E. Pew III(2)	1,204,262	(4)	7.4%
William Blair & Company, L.L.C.(5)	1,089,927		6.7%
Eugene E. McGowan(6)	1,083,597	(7)	6.3%
Dunham Capital Management, L.L.C.; DHW Leasing, L.L.C.; and Dunham Equity Management, L.L.C.(8)	1,000,000		5.8%
Brewing Ventures LLC	997,500		6.2%
James G. Gilbertson	215,000	(9)	1.3%
Dermot F. Rowland(10)	158,381	(11)	*
Bruce H. Senske	106,327	(12)	*
Darius H. Gilanfar	31,735	(13)	*
All current directors and executive officers as a group (8 persons)(14)	3,381,916	(15)	18.8%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of April 30, 2009.

(2)
Messrs. Wagenheim and Pew, two members of our board of directors, are members of Brewing Ventures LLC who collectively own more than 83.3% of its membership interests. As a result, they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals includes the securities held by Brewing Ventures.

(3)
Includes 441,667 shares purchasable by Mr. Wagenheim upon the exercise of options.

(4)
Includes 207 shares owned by Mr. Pew's spouse, 414 shares owned by trusts for the benefit of Mr. Pew's grandchildren, over which Mr. Pew is sole trustee, and 60,000 shares purchasable by Mr. Pew upon the exercise of options.

(5)
The address of this shareholder is 222 West Adams Street, Chicago, IL 60606.

(6)
The Schedule 13G filed on April 9, 2009 by Mr. McGowan, our Chairman of the Board, reports that Mr. McGowan has a relationship with each of Granite Partners, L.L.C. ("Granite Partners"), Harmony Equity Income Fund L.L.C. ("Harmony") and Harmony Equity Income Fund II, L.L.C. ("Harmony II") such that he may be deemed to be the indirect beneficial owner of the securities held by such entities. The number of shares reported herein as beneficially owned by Mr. McGowan includes the securities held by Granite Partners, Harmony and Harmony II. The address of this shareholder is 201 S. Phillips Ave., Ste 100, Sioux Falls, SD 57104.

(7)
Includes 15,128 shares owned by Granite Partners, 170,215 shares purchasable by Granite Partners upon the exercise of warrants, 60,000 shares purchasable by Mr. McGowan upon the exercise of options, 160,000 shares issuable upon conversion of a partially convertible 9% promissory note held by Harmony, 160,000 shares purchasable by Harmony upon the exercise of warrants that become exercisable on September 30, 2009, 160,000 shares issuable upon conversion of a partially convertible 9% promissory note held by Harmony II, and 160,000 shares purchasable by Harmony II upon the exercise of warrants that become exercisable on September 30, 2009.

(8)
Pursuant to the terms of a Master Agreement dated February 7, 2009, we have issued to Dunham Capital Management, L.L.C.; DHW Leasing, L.L.C.; and Dunham Equity Management, L.L.C (collectively, the "Dunham Entities") warrants to purchase 1,000,000 shares of our common stock. The Dunham Entities have advised us that they disclaim beneficial ownership in the shares and that the warrants will be allocated to partners or members of the Dunham Entities, none of whom beneficially owns greater than 5% of our common stock individually, with the exception of Eugene E. McGowan, our Chairman of the Board, who is a partner of Hankin-McGowan Investments, a partnership which will be allocated a portion of the warrants.

(9)
Includes 170,000 shares purchasable upon the exercise of options.

(10)
Mr. Rowland has not been nominated for re-election at the 2009 annual meeting.

(11)
Includes 6,400 shares purchasable by Mr. Rowland upon the exercise of warrants and 60,000 shares purchasable upon the exercise of options.

(12)
Includes 4,308 shares purchasable by Mr. Senske upon the exercise of warrants and 60,000 shares purchasable upon the exercise of options.

(13)
Includes 31,250 shares purchasable upon the exercise of options.

(14)
Includes securities held by Brewing Ventures, Mr. Pew's spouse, trusts for the benefit of Mr. Pew's grandchildren, Granite Partners, Harmony and Harmony II.

(15)
Includes 500,923 shares purchasable upon the exercise of warrants (including 320,000 shares purchasable upon the exercise of warrants that become exercisable on September 30, 2009), 320,000 shares upon conversion of a partially convertible 9% promissory note, and 927,917 shares purchasable upon the exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

        The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Steven J. Wagenheim	55	President, Chief Executive Officer and Director of Granite City	President, Chief Executive Officer and Director	1997
James G. Gilbertson	47	Chief Financial Officer and Director of Granite City	Chief Financial Officer and Director	1999
Eugene E. McGowan	72	President and Chief Executive Officer of McGowan Capital Group	Chairman of the Board	2003
Arthur E. Pew III	75	Private Investor	Director	1997
Bruce H. Senske	54	Vice President of Distribution of U.S. Oil Co., Inc. and Managing Director and Co-Founder of Genoa Business Advisors LLC	Director	1999

Business Experience

        Steven J. Wagenheim, President, Chief Executive Officer and one of our directors, is also one of our founders. Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.

        James G. Gilbertson became our Chief Financial Officer in November 2007 and our Assistant Secretary in January 2008. He has been one of our directors since November 1999. From December 2005 to June 2007, Mr. Gilbertson served as Vice President, Business Development and Cable

Distribution for ValueVision Media, Inc., an integrated direct marketing company that sells its products directly to consumers through television, the Internet and direct mail. From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of entertainment products. From January 2003 to July 2005, Mr. Gilbertson also served as a director of Navarre Corporation.

        Eugene E. McGowan became one of our directors in January 2003 and Chairman of the Board in February 2009. Since 2001, Mr. McGowan has been President and Chief Executive Officer of McGowan Capital Group, a private equity company that invests in early to mid-stage regional companies. In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices.

        Arthur E. Pew III became one of our directors in August 1997. Retired since 1990, Mr. Pew served as a director of the Pew Charitable Trusts and the Glenmede Trust Company, N.A., both in Philadelphia, Pennsylvania, from October 1996 to March 2005. Mr. Pew owned several Champps Americana restaurants from 1989 to 1996.

        Bruce H. Senske became one of our directors in November 1999 and served as our Lead Director from May 2007 to February 2009. Mr. Senske has served as Vice President of Distribution of U.S. Oil Co., Inc. since November 2003, and Managing Director and co-founder of Genoa Business Advisors LLC, a management advisory firm, advising mid-market companies in the areas of operations, finance and organizational design and development, since February 2003. Between June 2001 and January 2003, Mr. Senske was a Managing Director and co-founder of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition. From June 1998 until May 2001, Mr. Senske was a Managing Partner at Manchester Companies, a private investment and management-consulting firm.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

        Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held ten meetings in fiscal year 2008. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he served.

        The board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) (formerly Rule 4200(a)(15)) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, the board has affirmatively determined that Messrs. McGowan, Pew, Rowland and Senske are independent directors under that rule. Mr. Rowland has not been nominated for re-election at the 2009 annual meeting. Our board determined that Mr. McGowan's membership in, and beneficial interest in, Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. did not prevent it from reaching a determination that Mr. McGowan is independent. Mr. Wagenheim, our President and Chief Executive Officer, and Mr. Gilbertson, our Chief Financial Officer, are not independent directors.

        The independent members of the board have regularly scheduled meetings at which only independent directors are present, known as executive sessions. Our Chairman maintains an active, ongoing and collaborative relationship with our Chief Executive Officer. He schedules and presides at executive sessions of our independent directors and gives our Chief Executive Officer feedback on the matters discussed. He participates with our Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items. He also provides a supplemental channel for communications between board members and our Chief Executive Officer.

        We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Committees

        The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of the executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board's committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive		Independent Director
Steven J. Wagenheim							X
James G. Gilbertson
Eugene E. McGowan	X		X	(1)	X		X	(1)	X
Arthur E. Pew III			X		X				X
Dermot F. Rowland(2)	X				X	(1)			X
Bruce H. Senske	X	(1)	X				X		X

(1)
Denotes committee chairperson.

(2)
Mr. Rowland has not been nominated for re-election at the 2009 annual meeting.

        Each of the audit committee, the compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Chief Financial Officer at Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

        The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee's outside advisors, if any, sets the committee's annual calendar and the agenda for each meeting. Committee members receive materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

        Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are Messrs. McGowan, Rowland and Senske. Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

        Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer's balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication. In addition, our board of directors has determined that Bruce H. Senske is an audit committee financial expert as such term is defined by Item 407(d)(5) of Regulation S-K.

        The audit committee is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company's financial statements, including the integrity of our company's financial statements, (2) our company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of our company's independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company's annual proxy statement. The audit committee met four times during fiscal year 2008.

Audit Committee Report

        Our audit committee has:

  •
  reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 30, 2008;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the audit committee concerning independence, and discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. its independence.

        Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2008 for filing with the SEC.

/s/ EUGENE E. MCGOWAN /s/ DERMOT F. ROWLAND /s/ BRUCE H. SENSKE, Chairman The Audit Committee

Compensation Committee Matters

        The members of the compensation committee are Messrs. McGowan, Pew and Senske. Each member of our compensation committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the Internal Revenue Code.

        The compensation committee is responsible for discharging the board's responsibilities relating to compensation of our company's executives, producing a report on executive compensation for inclusion in our company's annual proxy statement, and overseeing and advising the board on the adoption of policies that govern our company's compensation programs, including stock and benefit plans.

Compensation Committee Procedures

        The compensation committee's specific duties and responsibilities are to:

  •
  Review the philosophy, objectives, structure, cost and administration of our company's compensation and benefit programs.

  •
  Review trends in compensation and benefit programs, and when appropriate oversee and approve, or recommend for the board's approval, the revision of existing or the development of new compensation and benefit programs.

  •
  Annually review and approve for the officers designated as Section 16 officers for purposes of the Exchange Act (collectively the "Section 16 Officers") all elements of compensation, including base salary, bonuses and incentive compensation. Approve entry into or modification of employment agreements between our company and any officer and any severance or termination packages with any officer.

  •
  Annually approve the goals and objectives for the Section 16 Officers. Annually evaluate the performance of the Section 16 Officers in light of their approved goals and objectives. The results of the annual performance evaluations will be considered by the committee in setting base salary and other compensation. No Section 16 Officer may be present during deliberations or voting concerning his or her compensation.

  •
  Review and discuss with the board and the Section 16 Officers succession plans for the Section 16 Officers and the development of other officers and employees.

  •
  Review and make recommendations to the board concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the board, the committee will act on behalf of the board as the "Committee" established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

  •
  Review periodic reports from management on matters relating to our company's personnel appointments and practices.

  •
  If required by applicable SEC rules and regulations, produce a committee report for our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

  •
  If required by applicable SEC rules and regulations, review and discuss with management the Compensation Discussion and Analysis and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

  •
  Annually review the compensation committee's charter and recommend to the board any appropriate or necessary revisions.

  •
  Annually evaluate the committee's performance.

        The compensation committee met three times during fiscal year 2008. In addition, the committee took action by written consent during fiscal year 2008. Actions taken at a meeting or in writing during fiscal year 2008 included:

  •
  Granting stock options under our Amended and Restated Equity Incentive Plan;

  •
  Recommending a Partner Stock Option Program to reward the service of certain non-officer employees; and

  •
  Establishing the compensation for our Chief Operating Officer.

        The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve such firms' fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

        Our Chief Executive Officer and our Chief Financial Officer assist the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Messrs. Wagenheim and Gilbertson assist with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Messrs. Wagenheim and Gilbertson also assist the committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

        The members of the corporate governance and nominating committee are Messrs. McGowan, Pew and Rowland. Each member of our corporate governance and nominating committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.

        The corporate governance and nominating committee is responsible for monitoring the implementation, operation and adequacy of our corporate governance guidelines, overseeing the board's annual reviews of director independence and the board's performance, overseeing the board's processes for evaluation of management, identifying, reviewing and evaluating candidates for election as director, advising the board with respect to other matters relating to its governance, and carrying out such other tasks as the board may from time to time delegate to the committee. The corporate governance and nominating committee met twice during fiscal year 2008.

Corporate Governance and Nominating Committee Procedures

        The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company's corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

        The committee may consider nominees suggested by directors, management and shareholders. It is the committee's view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director's qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

        In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

        To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the corporate governance and nominating committee, care of the Vice President of Finance and Secretary, at the principal executive office of Granite City Food & Brewery Ltd.:

  (1)
  The name and address of the person recommended as a director candidate;

  (2)
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

  (3)
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  (4)
  As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock and a representation that the shareholder intends to appear in person or by proxy to make the nomination; and

  (5)
  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person, and a description of all arrangements and understandings between the shareholder, the person recommended as a director candidate and any other person(s) pursuant to which the recommendation is being made.

        In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under "Shareholder Proposals for 2010 Annual Meeting."

Minimum Qualifications

        The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company's constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

        In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an audit committee financial expert; at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company's industry.

        Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, gender, ethnicity and country of citizenship.

Executive Committee Matters

        Our executive committee consists of two independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, and our Chief Executive Officer. Pursuant to our Bylaws, when the board of directors is not in session, the executive committee has all power vested in the board of directors by law, by the Articles of Incorporation, or by the Bylaws. The executive committee reports at the next regular or special meeting of the board of directors all action which the executive committee may have taken on behalf of the board since the last regular or special meeting of the board of directors. The executive committee took action by written consent during fiscal year 2008.

Communications with Board Members

        Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors, including our Chairman, may also be made to such director at our company's address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individual and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

        All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders' meeting to minimize director travel obligations and facilitate their attendance at the shareholders' meeting. All of our directors attended the 2008 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

        Our non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. In 2008, our Lead Director received an additional annual retainer in the amount of $5,000. In April 2009, we eliminated the position of Lead Director retroactive to February 9, 2009. We determined that we no longer needed to have a Lead Director given the separation of the roles of Chairman and Chief Executive Officer. Currently, we do not pay a fee to our Chairman for his services as chairman of our board. The Chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The Chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.

        In addition, non-employee directors also receive automatic awards of stock options for the purchase of 15,000 shares of common stock per year under our Amended and Restated Equity Incentive Plan. Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term.

        Compensation of our non-employee directors during 2008 appears in the following table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Eugene E. McGowan	23,500	23,558	47,058
Arthur E. Pew III	16,500	22,277	38,777
Dermot F. Rowland	19,500	21,369	40,869
Bruce H. Senske	28,500	19,162	47,662

(a)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 for stock options in accordance with FAS 123R. Our non-employee directors held the following unexercised options at fiscal year end 2008. Each option is exercisable in full on the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eugene E. McGowan	15,000	0	3.98	1/1/2009
	15,000	0	4.90	1/1/2010
	15,000	0	4.74	1/1/2011
	15,000	0	5.12	1/1/2012
	—	15,000	2.66	1/1/2018
Arthur E. Pew III	15,000	0	4.25	8/18/2009
	15,000	0	5.00	8/18/2010
	15,000	0	4.00	8/18/2011
	15,000	0	4.53	8/18/2017
	0	15,000	1.22	8/18/2018
Dermot F. Rowland	15,000	0	4.91	5/27/2009
	15,000	0	3.41	5/27/2010
	15,000	0	4.16	5/27/2011
	15,000	0	5.965	5/27/2012
	0	15,000	1.92	5/27/2018
Bruce H. Senske	15,000	0	5.019	11/26/2009
	15,000	0	4.97	11/26/2010
	15,000	0	5.24	11/26/2011
	15,000	0	3.34	11/26/2017
	0	15,000	0.3901	11/26/2018

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2008 and 2007. Named executive officers who serve as directors receive no additional compensation for such service.

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2008	305,769	101,749	1,733	82,803	492,054
President, Chief Executive Officer	2007	293,475	241,395	13,860	57,583	606,313
and Director
James G. Gilbertson(e)	2008	229,327	104,797	1,160	4,281	339,565
Chief Financial Officer and	2007	16,690	264,689	1,547	35,999	318,925
Director
Darius H. Gilanfar(f)	2008	201,857	94,870	2,072	6,115	304,914
Chief Operating Officer	2007	46,965	42,717	2,475	2,532	94,689

(a)
As of February 20, 2009, the named executive officers set forth above had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Mr. Gilanfar, $202,860.

(b)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for stock options in accordance with FAS 123R. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements under the caption "Stock-based compensation." During fiscal year 2008, Mr. Gilbertson forfeited an option to purchase 15,000 shares of common stock. Such forfeiture had no effect on compensation expense for financial statement reporting purposes in accordance with FAS 123R as such option was fully vested in 2004. There were no other forfeitures of stock options by our named executive officers during fiscal year 2008.

(c)
Represents annual incentive compensation earned under our non-equity incentive plan. Awards under this plan are paid quarterly with a final reconciliation in the year following the year in which they are earned. Further information regarding such plan appears below in the subsection captioned "Components of Executive Officer Compensation."

(d)
All other compensation for fiscal year 2008 was as follows:

Name	Car Allowance	Guaranty Fees Earned (as described in Certain Relationships and Related Transactions)	Total
Steven J. Wagenheim	7,803	75,000	82,803
James G. Gilbertson	4,281	0	4,281
Darius H. Gilanfar	6,115	0	6,115
(e)
James G. Gilbertson became an employee of our company in November 2007.

(f)
Darius H. Gilanfar became an employee of our company in September 2007.

Components of Executive Officer Compensation

        Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreement with our named executive officers, the compensation committee reviews individual performance and base salary level each year. In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

        Stock Option Awards.    The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time. Stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

        Annual Incentive Compensation.    Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals. These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to our board of directors for review. Annual incentive compensation is paid in cash. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data.

        Annual incentive compensation for our named executive officers during 2008 was paid in accordance with our non-equity incentive plan. Our non-equity incentive plan provides for quarterly bonuses based on our company's financial performance, within minimum and maximum ranges. We weigh financial metrics differently for our named executive officers, depending on the different behaviors we are seeking to incentivize. Our compensation committee can, at its discretion, adjust awards based on the executive's individual performance. The payouts for fiscal year 2008 were based on year-to-date metrics tied to the annual operating budget approved by our board of directors. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available.

Employment Agreements with Named Executive Officers

        Steven J. Wagenheim.    In June 2005, we entered into a three-year employment agreement with Steven J. Wagenheim, our President and Chief Executive Officer, who also is one of our directors. In April 2007, we amended the compensatory arrangements under the agreement to provide for an annual base salary of $300,000, commencing April 1, 2007. Mr. Wagenheim's non-equity incentive compensation for 2008 was to range from $0 to $197,400 based on performance. Our company and Mr. Wagenheim have agreed to continue operating under the terms of this agreement, which was amended in December 2008 to comply with the requirements of Section 409A of the Internal Revenue Code, until such time as a new agreement becomes effective.

        Mr. Wagenheim's employment agreement provides that upon his involuntary termination without cause within 12 months following a change in control of our company, as defined in the agreement, or Mr. Wagenheim's voluntary termination for good reason in anticipation of a change in control, he would be entitled to receive from our company a lump sum severance payment equal to 18 months of salary. In addition, we would be obligated to pay on Mr. Wagenheim's behalf the premiums applicable to his continuation of health and dental insurance benefits that he elects under COBRA, for up to 12 months. The employment agreement also provides that such termination would cause the immediate vesting of any unvested stock options then held by Mr. Wagenheim. However, as of December 30, 2008, the exercise price of Mr. Wagenheim's unvested options was greater than the stock price on such date. As a result, the acceleration of vesting would not result in a payment to Mr. Wagenheim as of December 30, 2008. Furthermore, Mr. Wagenheim has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noncompetition and nonrecruitment provisions during the term of his employment and for a period of one year thereafter.

        James G. Gilbertson.    In November 2007, we entered into an employment agreement with James G. Gilbertson providing for his employment as our Chief Financial Officer and principal accounting officer, on an at-will basis at an annual base salary of $225,000. We also granted Mr. Gilbertson a stock option for the purchase of 175,000 shares of common stock, vesting over a two-year period, upon the commencement of his employment. He also is entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by our board or compensation committee after reasonable consultation with him. He may be eligible to receive non-equity incentive compensation of up to 50% of his base salary. Mr. Gilbertson's employment agreement also was amended in December 2008 to comply with the requirements of Section 409A of the Internal Revenue Code.

        Mr. Gilbertson's employment agreement provides for provisions of termination with and without cause by us and for good reason by Mr. Gilbertson and for the payment of a lump sum severance payment from our company equal to 12 months of base salary upon termination of employment resulting from a change in control of our company, or if Mr. Gilbertson is terminated without cause. In addition to the foregoing severance payments, we have agreed to pay or reimburse Mr. Gilbertson for medical (COBRA) benefits for the period covered by the severance payments. In addition, Mr. Gilbertson has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of two years thereafter.

        Darius H. Gilanfar.    In December 2008, we entered into an employment and severance agreement with Darius H. Gilanfar providing for his continued employment as our Chief Operating Officer on an at-will basis at an annual base salary of $202,860. He also is entitled to participate in employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated executive employees of our company.

        Mr. Gilanfar's employment agreement provides for the payment of severance pay equal to 12 months of monthly base salary if (1) his employment is terminated by our company without cause (other than due to death or disability); or (2) there has been a change of control of our company, and (a) he is an active and full-time employee at the time of the change in control, and (b) within 12 months following the date of the change of control, his employment is involuntarily terminated for any reason other than for cause or death or disability. In addition to the severance payment, we would pay Mr. Gilanfar a pro-rated bonus due him pursuant to any bonus plan or arrangement in which he participates at the time of the termination of his employment. Such bonus would be reduced by the amount of cash severance benefits to which Mr. Gilanfar may be entitled pursuant to any other cash severance plan, agreement, policy or program. In addition, Mr. Gilanfar has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during the term of his employment and for a period of 12 months thereafter.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	20,000	(a)	0	4.00	12/14/2009
	25,000	(b)	0	1.65	12/30/2011
	30,000	(c)	0	2.45	2/11/2013
	50,000	(d)	0	3.62	10/24/2013
	150,000	(e)	0	4.31	3/15/2015
	100,000	(f)	0	4.23	2/22/2016
	33,333	(g)	66,667	6.20	4/13/2017
James G. Gilbertson	15,000	(h)	0	5.019	11/26/2009
	15,000	(h)	0	4.97	11/26/2010
	15,000	(h)	0	5.24	11/26/2011
	125,000	(i)	50,000	3.58	11/29/2017
Darius H. Gilanfar	0	(d)	25,000	1.99	06/17/2018
	0	(d)	25,000	1.75	07/24/2018
	25,000	(d)	75,000	4.22	09/24/2017

(a)
This option became exercisable for one-half of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

(b)
This option became exercisable in full on the date of grant.

(c)
This option became exercisable for one-fourth of the shares purchasable thereunder on the date of the grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(d)
This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(e)
This option became exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(f)
This option became exercisable in full on December 31, 2006.

(g)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(h)
This option became exercisable in full on the first anniversary of the date of grant.

(i)
This option is exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

 Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer or change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event. The potential payments for the triggering events for Mr. Wagenheim were determined during the negotiation of his employment agreement in 2005, and will be revisited when his agreement is renegotiated. The compensation committee believes that the potential payments for the triggering events for Messrs. Gilbertson and Gilanfar, set forth in their employment agreements, are in line with current compensation trends. The events that would trigger a named executive officer's entitlement to payments or other benefits upon termination or a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 30, 2008, and a stock price of $0.311 per share, which was the price of one share of our common stock on such date:

	Steven J. Wagenheim	James G. Gilbertson	Darius H. Gilanfar
Involuntary Termination without Cause, or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	0	225,000	202,860
COBRA Continuation Payments	0	10,092	10,092

Total:	0	235,092	212,952

Involuntary Termination without Cause, or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	450,000	225,000	202,860
COBRA Continuation Payments	10,092	10,092	10,092

Total:	460,092	235,092	212,952

Amended and Restated Equity Incentive Plan

        In December 2008, our shareholders approved our Amended and Restated Equity Incentive Plan to, among other things, expand the forms of incentive compensation that may be awarded, revise the formula pursuant to which shares are added to the plan each year and specify the material terms of the performance goals under the plan. The Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee. As noted above, Mr. Wagenheim has a similar provision in his employment agreement. However, as of December 30, 2008, the exercise price of the outstanding unvested options held by our named executive officers was greater than the stock price on such date. As a result, the acceleration of vesting would not result in a payment to our named executive officers as of December 30, 2008.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 29, 2009. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. provided audit and non-audit services to us in fiscal years 2007 and 2008, the aggregate fees and expenses of which are shown below.

Principal Accountant Fees and Services

        The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years 2008 and 2007.

	Year Ended
	December 30, 2008	December 25, 2007
Audit fees(1)	$121,012	$130,508
Audit-related fees(2)	13,375	9,529
Tax fees(3)	21,460	21,208

Total Fees	$155,847	$161,245

    (1)
    Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

    (2)
    Audit-related fees consist of assurance and related services that include, but are not limited to, audit of benefits plan, internal control reviews and consultation concerning financial accounting and reporting standards.

    (3)
    Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

        All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in fiscal year 2008.

Recommendation

        The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 29, 2009.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

        Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company's common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, compensation paid to directors, and the guarantee fees we pay to Steven J. Wagenheim, our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 9.2% of our common stock, as described below. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be approved by our audit committee pursuant to the foregoing policy.

Agreements with Dunham

        In December 2007, we entered into an Equipment Lease Commitment with DHW Leasing, L.L.C. ("DHW"), relating to the lease of furniture, fixtures and equipment for current and future restaurants. The members of DHW are Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. Mr. Wagenheim is our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 9.2% of our common stock. Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW's indebtedness to its lenders, for which we paid Mr. Wagenheim no guarantee fee. This transaction was approved by our audit committee as a transaction with a related person.

        Under the terms of the Equipment Lease Commitment, DHW agreed to purchase and lease to us equipment costing up to $16.0 million. Each five-year lease is for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant. Payments due DHW have an interest rate equal to the DHW bank base rate plus 4.8%. Principal payments on the amounts borrowed will depend upon the repayment schedule specified by the banks that have provided the financing commitments to DHW. The lease financing is subject to the availability of financing commitments to DHW from its lenders. Our company and DHW have agreed upon a form of master equipment lease that provides, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We have the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease. We are not obligated to enter into any equipment leases with DHW and DHW is not obligated to provide equipment leases for restaurants that are not developed and constructed by Dunham Capital Management, L.L.C. ("Dunham"), which is controlled by Donald A. Dunham, Jr., who is a member of DHW and an affiliate of Granite Partners LLC, a beneficial owner of approximately one percent of our securities.

        As of April 9, 2009, DHW had purchased and leased to us equipment at costing $16.0 million under this Equipment Lease Commitment. The value of the equipment financed at each restaurant is approximately $1.0 million and the annual interest rate on each lease ranges from 10.3% to 12.3%. In connection with the DHW financing, we also entered into amendments to eight lease agreements with Dunham. Pursuant to these amendments, lease rates at the applicable restaurant locations will increase by 10% every five years, commencing on January 1, 2013, January 1, 2014 or January 1, 2015, depending on the restaurant.

        While Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW's indebtedness to its lenders, his participation in the income and profits of DHW may not exceed 3% of the average principal balance of the amount guarantied for the term of the guarantied debt. Furthermore, Mr. Wagenheim will not receive a guarantee fee or other payment from our company in connection with the equipment lease financing from DHW.

        In February 2009, we entered into a master agreement with Dunham, DHW and Dunham Equity Management, L.L.C. (collectively, the "Dunham Entities") to provide rent or other cash flow reductions to our company in the amount of $2,500,000 for the calendar year 2009 and $1,500,000 for calendar year 2010 (the "Master Agreement"). At the time of entering into the Master Agreement, Dunham had an ownership interest in 16 of our 26 operating restaurant properties. This transaction was approved by our audit committee as a transaction with a related person. We obtained a draw of $1.0 million under the DHW Equipment Lease Commitment concurrent with our entry into the Master Agreement, which is included in the $16.0 million above-referenced amount financed as of April 9, 2009. DHW also agreed to amend and restate the Equipment Lease Commitment to reflect negotiated rent reductions on such financing leases. The rent reductions are from the following areas: reductions from leases where a Dunham Entity is either a landlord or sublandlord; reductions from financing leases; reductions in rent derived by Dunham Entities from ground lease landlords; and reductions from landlords of non-Dunham controlled properties. The Master Agreement also provides that the Dunham Entities will amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions. We commenced paying reduced rent in January 2009 in anticipation of finalizing the Master Agreement, which reductions are deemed to be part of the negotiated rent reductions. Dunham has agreed to use reasonable efforts to secure rent reductions from each of its current ground lease landlords, which rent reductions will be considered a part of the overall rent reductions which the Dunham Entities have agreed to provide. As a part of the Master Agreement, Dunham has agreed to amend its leases with us that are currently treated as capital leases for accounting purposes by reducing their terms to periods which will thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles. Each lease will be modified for a term of not less than 10 years and will provide that the tenant will have three consecutive options to extend the leases for five years per extension.

        In consideration of the agreements of Dunham provided in the Master Agreement, we issued to the Dunham Entities a warrant to purchase 1,000,000 shares of common stock of our company at an exercise price equal to 110% of the closing price of our common stock on the trading date prior to the date of signing the Master Agreement. We also agreed to the following additional provisions: to provide Dunham with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow Dunham, for a period of two years or such earlier time that the Master Agreement shall have been terminated, to appoint a board observer who will have the right to attend board meetings; to provide for a chairman of our board of directors who is an independent director; to confirm our obligation to reimburse Dunham for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of Dunham (which will not be unreasonably delayed or withheld), with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we will pledge to Dunham the liquor license owned by us for such restaurant locations.

Harmony Transaction

        In March 2009, our company entered into a bridge loan agreement with a group of accredited investors to provide $1,000,000 of partially convertible debt financing. The bridge loan is evidenced by notes bearing interest at 9% per annum, payable in six equal monthly installments commencing on

May 1, 2010 and due in full on October 1, 2010. The net proceeds of the bridge loan will be used for working capital purposes. The bridge loan was funded to the extent of $800,000 in March 2009, with the balance of the bridge loan to be funded by the end of April 2009. By mutual agreement of the parties, the date by which the balance of the bridge loan is to be funded was extended to the end of May 2009.

        The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. Our Chairman, Eugene E. McGowan, is a member of, and has a beneficial interest in, both of the Harmony funds. The transaction was approved by our audit committee as a transaction with a related person. Our Chairman's interest in the transaction is through a family partnership which owns a 10% interest in Harmony Equity Income Fund, L.L.C., one-half of which is beneficially owned by our Chairman. The extent of his interest in Harmony Equity Fund II, L.L.C. has not been determined. The Harmony Funds are managed by McGowan Capital Group, which is owned by our Chairman, who also has a 20% carried interest in the Harmony Funds, which is a profits-only interest. Our Chairman has estimated his interest in the investments made by the Harmony Funds in our company at $50,000 as of the date of the investment.

        The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles, relating to our Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant. Our board of directors has authorized management to borrow up to an aggregate of $3,000,000 under the terms of the bridge loan agreement, which provides that the investors may, but are not obligated to, make additional loans on substantially the same terms and conditions, including a similar pledge of collateral related to either our St. Cloud, Minnesota, or Fargo, North Dakota restaurant.

        The notes may be prepaid upon 30 days prior notice without premium or penalty. The notes must also be paid if our company receives $4,000,000 or more of proceeds from the sale of equity securities or securities convertible into equity securities. The notes must also be repaid in the event we default under the terms and conditions of the bridge loan, including the financial covenants set forth therein. Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of our company, as provided in the bridge loan agreement. These covenants were negotiated with the investors solely for purposes of the bridge loan and should not be considered statements of management's expectations or estimates of results or other guidance. We have also agreed to (1) limitations on our ability to create liens against our property, other than in the ordinary course of business, (2) limitations on liens against the Sioux Falls, South Dakota restaurant which serves as collateral for the loan and (3) limitations on certain investments and indebtedness. The bridge loan provides for customary events of default which would give the investors the right to accelerate our indebtedness under the notes, including an adverse event affecting the Sioux Falls, South Dakota restaurant.

        Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $0.50 per share. In addition, we issued to the investors warrants for the purchase of an aggregate of 320,000 shares of common stock (and will issue additional warrants for the purchase of an aggregate of 80,000 shares of common stock upon funding of the balance of the bridge loan) exercisable six months after date of issuance at a price of $0.25267 per share, or 110% of the closing price of our common stock on March 30, 2009. The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof. We have also agreed that if our company proposes to issue new securities in excess of 1% of its outstanding shares prior to May 1, 2010, subject to the exceptions noted below, it will give the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to our outstanding common stock as of March 30, 2009. The participation right is not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions and options, warrants and other rights to purchase securities. We have also granted the investors certain rights to require us to register common stock acquired by them upon conversion of the notes or exercise of the warrants under the Securities Act on Form S-3 or include such shares in certain company registrations under the Securities Act, at our expense.

Personal Guarantees and Guarantee Fees

        One of our directors and one former director have personally guaranteed certain of our leases and loan agreements. Our board of directors has agreed to compensate Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, for his personal guaranties of equipment loans entered into in August 2003 and January 2004. In August 2006, we entered into a lease agreement with Carlton Financial Corporation pursuant to which we may finance lease up to $3.0 million of equipment. Mr. Wagenheim was required to personally guarantee payments to be made to Carlton under this lease financing agreement, for which our board of directors also agreed to compensate him. The amount of annual compensation for each of these guarantees is 3% of the balance of the obligation and is calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period. During fiscal years 2008 and 2007, we recorded $91,692 and $49,927 of such compensation in general and administrative expense, respectively, and paid $75,000 and $50,000 of such compensation, respectively.

Consulting Services from Heidi M. Gilanfar

        Darius H. Gilanfar, one of our named executive officers, is married to Heidi Martin Gilanfar, who serves as a human resources/marketing consultant to our company. We paid her $143,895 for such services in fiscal year 2008. This related party transaction was ratified by our audit committee in August 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than January 12, 2010. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after March 28, 2010, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

        Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Vice President of Finance and Secretary, by written request to our principal address. Please refer to "Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures" for the procedures for nominating directors.

ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K for the fiscal year ended December 30, 2008, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Vice President of Finance and Secretary, at our principal address.

OTHER MATTERS

        The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer
Minneapolis, Minnesota May 12, 2009

Please detach here

1.	To elect five directors for the ensuing year and until their successors shall be elected and duly qualified.		☐	FOR all nominees listed at left (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
	01 Steven J. Wagenheim	04 Bruce H. Senske
	02 Arthur E. Pew III	05 Eugene E. McGowan
03 James G. Gilbertson

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 29, 2009.	☐	For	☐	Against	☐	Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR  PROPOSALS 1 AND 2.  ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address change? Mark Box ☐ Indicate changes below:	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
	Dated:	, 2009

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS
June 23, 2009
3:30 p.m.

MINNEAPOLIS HILTON AND TOWERS
1001 Marquette Avenue
Minneapolis, Minnesota 55403

Granite City Food & Brewery Ltd.	proxy
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated May 12, 2009, and hereby appoints Steven J. Wagenheim and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on June 23, 2009, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions.